UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated January 31, 2007

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On January 31, 2007, National Semiconductor Corporation issued a news release announcing that it is acquiring Xignal Technologies AG, a Germany-based developer of high-speed data converters. A copy of the news release is attached as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated January 31, 2007 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: January 31, 2007	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
Jocelyn King National Semiconductor (408) 721-5886 jocelyn.king@nsc.com	Long Ly National Semiconductor (408) 721-5007 invest.group@nsc.com

National Semiconductor Acquires Leading-Edge Data Converter Developer Xignal Technologies

Key Technology and Development Expertise to Accelerate National’s Leadership Position in High-Speed Data Converters

SANTA CLARA, Calif. – January 31, 2007 – National Semiconductor Corporation (NYSE: NSM) today announced that it is acquiring Xignal Technologies AG, a German-based developer of high-speed data converters. Xignal is a pioneer in the development of continuous-time sigma delta analog-to-digital converters (ADCs), a technology that enables high-resolution (12-bits and above) ADCs at megahertz (MHz) speeds with greatly reduced power levels compared to traditional pipeline solutions. The continuous time architecture greatly simplifies system design as it allows incorporation of other signal path functions, such as on-board clocks, low-noise amplifiers and external filters.

The acquisition of Xignal’s technology and design team strengthens National’s growing position in the data conversion market. This investment in continuous-time sigma delta intellectual property (IP) augments National’s existing sigma delta IP (widely utilized in digital temperature sensor and audio products) and complements its ongoing sigma delta technology development. Initial products from the acquisition will be targeted at applications requiring a high level of signal path integration and extremely low power, such as medical ultrasound imaging, and will expand over time to address test and measurement and communication applications.

Terms of the transaction are not currently disclosed. Depending on the final allocation of the purchase price, some portion may be recorded as an in-process research and development charge in the current quarter results. National Semiconductor is scheduled to report its third fiscal quarter 2007 results on March 8, 2007.

About National’s Data Conversion Portfolio

National Semiconductor is a leading provider of high-speed and general-purpose data converters. Based on current WSTS market data, National has doubled its data conversion market share over the past three years. National’s portfolio is rich in differentiated products that offer a unique set of value-added features, including the fastest 8-bit converters with speeds up to 3 GSPS, 12- and 14-bit converters featuring the industry’s highest input bandwidth of 1.1-GHz at speeds up to 170 MSPS, and the easiest-to-use family of pin- and function-compatible 8-, 10- and 12-bit general-purpose A/D and D/A converters with speeds up to 1 MSPS. National’s products offer the optimal performance at the lowest power consumption for communications infrastructure, ultrasound medical imaging, test and measurement, and other applications. For more information about National’s data conversion products, visit www.national.com/adc.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006. Additional company and product information is available at www.national.com.

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